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                                                                EXHIBIT 10.50

                             FOURTH AMENDMENT TO THE
                            READ-RITE EMPLOYEE 401(K)
                             RETIREMENT SAVINGS PLAN

         The Read-Rite Employee 401(k) Retirement Savings Plan (the "Plan") is amended by this Fourth Amendment, effective November 1, 1996.

         Before January 1, 1995, Plan participants had the right to direct the Plan trustee to purchase group universal life insurance contracts ("GULP Contracts") with assets in their accounts. This right to purchase GULP contracts was terminated on January 1, 1995, but participants were permitted to continue to hold those GULP contracts purchased before January 1, 1995, in their Plan accounts. Effective November 1, 1996, the Plan Administrative Committee amended the Plan to require the surrender or sale of all GULP contracts held by the Plan, as follows:.

         The subparagraph (d) Section 3.16 is amended and restated in its entirety to read as follows:

                           "(d) Before January 1, 1995, group universal life insurance policy contracts ("GULP Contracts") issued by one or more insurance companies could be purchased from assets in the Participant's Accounts by the Plan Trustee upon written direction from a Participant. Effective January 1, 1995, GULP Contracts were discontinued as an investment option under the Plan. Notwithstanding the foregoing sentence, Participant Accounts could continue to hold those GULP Contracts purchased before January 1, 1995, in accordance with the rules applicable to investments in life insurance contracts set forth in Appendix A to this Plan. Effective November 1, 1996, Participant Accounts shall be prohibited from investing in GULP Contracts. As soon as administratively feasible after November 1, 1996, any GULP Contract held by a Participant's account on that date shall be surrendered to the issuing insurance company in exchange for the total accumulated cash value under the contract or, at the Participant's option, sold to the Participant by the Plan Trust in accordance with the requirements of Prohibited Transaction Class Exemption 92-6 (57 Fed. Reg. 5189, 2/11/92)."

         b. Effective November 1, 1996, Appendix A to the Plan is deleted in its entirety.




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         The above Fourth Amendment to the Plan has been adopted by the Plan
Administrative Committee pursuant to and in a manner consistent with a valid delegation of authority from the Board of Directors of Read-Rite Corporation.

         IN WITNESS WHEREOF the Plan Administrative Committee hereby adopts the Fourth Amendment to the Plan, effective November 1, 1996.


                                        PLAN ADMINISTRATIVE COMMITTEE FOR THE
                                        READ-RITE EMPLOYEE 401(k) RETIREMENT
                                        SAVINGS PLAN



                                        By: /s/ LUCIA BRANNON
                                           ------------------------
                                        Lucia Brannon
                                        Chairman, Plan Administrative Committee







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                             FIFTH AMENDMENT TO THE
                               READ-RITE EMPLOYEE
                         401(K) RETIREMENT SAVINGS PLAN


         Effective March 20th, 1997, the Read-Rite Corporation Employee 401(k) Retirement Savings Plan (the "Plan") is hereby amended pursuant to Section 12.1 of the Plan.

         1. Investment Options. Section 3.16(c) of the Plan is hereby deleted.


         2.    Shareholder Voting Rights With Respect To Employer Stock. Section
3.17 of the Plan is amended in its entirety to read as follows:

                  "3.17 Shareholder Voting Rights With Respect To Employer Stock. Except to the extent an Investment Manager or independent fiduciary has been appointed for such purpose as provided in Section 10.4(b), the Plan Committee shall direct the Trustee whether to vote or tender (in the event of a tender offer) shares of Employer Stock in Participants' Employer Matching Contribution Accounts," subject to the provisions of Appendix B

         3.    Designation of Named Fiduciary. Article 10 is amended as follows:


                  (a)    The following new Section 10.4 is added:

                  (b)    Sections 10.4-10.6 are renumbered accordingly

                  "10.4 (a) Named Fiduciary for Investments. The Plan Committee is the Named Fiduciary for Investments and shall have authority and responsibility with respect to the control or management of the Plan assets provided for by ERISA, including without limitation, selecting, reviewing and retaining or changing investment options offered under the Plan, reviewing the Trustee's performance with respect to the Trustee's duties, responsibilities and obligations under the Plan and Trust Agreement, directing the investments of the Trust's assets , communicating Participants' investment elections to the Trustee, and directing the Trustee to vote or tender shares of Employer Stock held by the Plan in accordance with the provisions of the Plan and Appendix B.

                           (b) The Plan Committee may, in its discretion,
appoint (or remove) one or more Investment Managers as defined in ERISA to direct the investment and management of all or part of the assets of the Trust. Such Investment Manager shall have the power to manage, acquire and dispose of the part of the assets of the Trust designated by the Plan Committee. In addition, the Plan Committee may, in its discretion, appoint (or remove) an independent fiduciary to discharge any of its responsibilities as the Named Fiduciary for Investments. Any appointment of an Investment Manager or an independent fiduciary shall be in writing and shall clearly specify the actions for which such Investment Manager or independent fiduciary is responsible. Any Investment Manager or independent fiduciary appointed under this section shall accept the




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responsibilities delegated to him, her or it and shall acknowledge that he, she or it is a fiduciary of the Plan subject to the provisions of ERISA."


         4. Tender Offers. Appendix B is hereby added to the Plan to read as follows:

                                   "APPENDIX B
                     VOTING EMPLOYER STOCK AND TENDER OFFERS

         1.    Voting Rights.

                  (a) Each Participant shall be entitled to direct the Plan Committee or such Investment Manager or independent fiduciary who has been appointed for this purpose with respect to voting on those certain matters listed below (the "Pass-Through Voting Rights") as to all shares of Employer Stock allocated to such Participant's Employer Matching Contribution Accounts, whether or not vested, in accordance with the provisions of this Appendix B. For purposes of this Appendix B, the Plan Committee, any such Investment Manager or independent fiduciary is referred to as the "Employer Stock Fiduciary." The Plan Committee shall conclusively determine the number of shares of Employer Stock that are subject to each Participant's Pass-Through Voting Rights and shall advise the Employer Stock Fiduciary accordingly.

                  (b) With respect to any matter which is the subject of Pass-Through Voting Rights, the Employer Stock Fiduciary shall direct the Trustee not to vote any shares of Employer Stock held in the Trust Fund with respect to which the Employer Stock Fiduciary has not received, prior to the date specified therefor, written instructions on the prescribed form from the Participants who are entitled to direct the manner in which such shares shall be voted.

                  (c) The matters which are the subject of Pass-Through Voting Rights with respect to the Employer Stock are as follows:

                          (i)      all matters which are the subject of proxy or
written consent solicitation if any proposal or election contained in such solicitation is the subject of an opposing solicitation;

                          (ii)     all matters contained in any opposing
solicitation described in paragraph 1(c)(i), above; and

                          (iii)    any matters which are the subject of a proxy
or written consent solicitation which is made in connection with or is related to a tender offer described in paragraph 2, below.

         2.    Tender Offer Instructions by Participants. Consistent with section 403(a)(1) of ERISA, in the event that any person or group makes an offer subject to section 13(e) or section 14(d) of the Securities Exchange Act of 1934 to acquire all or part of the outstanding shares of Employer Stock, including Employer Stock held in the Plan, each Participant shall be entitled to




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direct the Employer Stock Fiduciary whether to tender all or part of those shares of Employer Stock, whether or not vested, which are allocated to the Participant's Employer Matching Contribution Accounts. The Employer Stock Fiduciary shall direct the Trustee to tender or not to tender such Employer Stock in accordance with the Participant's instructions (the "Tender Instructions"). The Employer Stock Fiduciary shall direct the Trustee not to tender any Employer Stock held in the Trust Fund with respect to which the Employer Stock Fiduciary does not receive Tender Instructions as provided in this section.

         3. Named Fiduciary. With respect to Voting Rights and Tender Instructions, each participant is considered a named fiduciary pursuant to ERISA section 403(a)(1) for the limited purpose of giving such directions.

         4. Procedures for Voting and Tender Instructions. The Employer Stock Fiduciary shall, in its discretion, establish such procedures as may be appropriate to enable Participants to exercise their Pass Through Voting Rights and/or issue Tender Instructions including, but not limited to, such procedures as may:

                  (a) Specify the date by which such voting or Tender Instructions must be received and the method by which such voting or Tender Instructions shall be given;

                  (b) Ensure confidentiality of Participants' votes or Tender Instructions;

                  (c) Protect Participants from coercion or undue pressure in the exercise of their Pass Through Voting Rights or issuance of Tender Instructions.

                  (d) Specify the method for determining the number of shares of Employer Stock which are subject to each Participant's Pass Through Voting Rights and/or Tender Instructions.

All procedures established hereunder shall be applied in a nondiscriminatory and uniform manner."

         5. Full Force and Effect. Except as otherwise provided in this Fifth Amendment, the Plan shall remain in full force and effect.




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         The above Fifth Amendment to the Plan has been adopted by the Plan
Committee pursuant to and in a manner consistent with a resolution of the Board of Directors of Read-Rite Corporation.

         IN WITNESS WHEREOF, the Plan Committee hereby adopts the Fifth Amendment to the Plan on this 20th day of March, 1997.



                                      PLAN COMMITTEE FOR THE READ-RITE
                                      EMPLOYEE 401(k) RETIREMENT SAVINGS PLAN



                                      By: /s/ LUCIA BRANNON
                                         ---------------------------------------
                                         Lucia Brannon, Chairman, Plan Committee








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